Exhibit 99.4

AGREEMENT WITH RESPECT TO CERTAIN RECOVERY

UNDER JOINT FIDELITY BOND

This Agreement, made this 1st day of August, 2012 by and between the undersigned corporations or business trusts (the “Funds”), each of which is a registered investment company managed by Nuveen Asset Management, LLC.

WITNESSETH:

WHEREAS, the boards of directors or trustees of each of the Funds, including a majority of the board members of each Fund who are not “interested persons” of such Fund, have approved obtaining the fidelity bond coverage required for each Fund by Rule 17g-1 under the Investment Company Act of 1940 in the form of one or more bonds, each of which names a number of the Funds as insured (the “joint insured bonds”); and

WHEREAS, Rule 17g-1(f) requires each registered management investment company named as an insured in a joint insured bond to enter into an Agreement with all other named insureds with respect to sharing of any recovery under such bond in the event of a loss sustained by it and another named insured;

NOW THEREFORE, IT IS AGREED:

1.	In the event recovery is received under any joint insured bond as a result of a loss sustained by any two or more of the Funds covered by such bond, each Fund sustaining a loss shall receive an equitable and proportionate share of the recovery, but at least equal to the amount that it would have received had it provided and maintained a single insured bond with the minimum coverage required by Rule 17g-1(d)(1).

2.	This Agreement shall continue in effect for such time as the parties hereto shall be named as insureds under one or more joint insured fidelity bonds designed to satisfy the requirements of Rule 17g-1, and shall not be terminated by any change in the Funds covered by any such bond or in the amount of terms of coverage provided by any such bond or by any change in the issuer of any such bond.

3.	This Agreement supersedes any prior agreement among any of the Funds relating to the subject matter hereof.

IN WITNESS WHEREOF, an officer of such parties has executed this Agreement on behalf of each of the parties, as of the day and date first written above.

NUVEEN TAXABLE CLOSED-END FUNDS

Nuveen Senior Income Fund

Nuveen Real Estate Income Fund

Nuveen Quality Preferred Income Fund

Nuveen Quality Preferred Income Fund 2

Nuveen Quality Preferred Income Fund 3

Nuveen Preferred Income Opportunities Fund

Nuveen Credit Strategies Income Fund

Nuveen Diversified Dividend and Income Fund

Nuveen Tax-Advantaged Total Return Strategy Fund

Nuveen Floating Rate Income Fund

Nuveen Floating Rate Income Opportunity Fund

Nuveen Equity Premium Income Fund

Nuveen Equity Premium Opportunity Fund

Nuveen Equity Premium Advantage Fund

Nuveen Equity Premium and Growth Fund

Nuveen Global Government Enhanced Income Fund

Nuveen Global Value Opportunities Fund

Nuveen Core Equity Alpha Fund

Nuveen Multi-Currency Short-Term Government Income Fund

Nuveen Tax-Advantaged Dividend Growth Fund

Nuveen Mortgage Opportunity Term Fund

Nuveen Mortgage Opportunity Term Fund 2

Nuveen Build America Bond Fund

Dow 30 Enhanced Premium & Income Fund

Dow 30 Premium & Dividend Income Fund

MLP & Strategic Equity Fund

Global Income & Currency Fund

NASDAQ Premium Income & Growth Fund

Nuveen Build America Bond Opportunity Fund

Nuveen Energy MLP Total Return Fund

Nuveen Short Duration Credit Opportunities Fund

Nuveen Real Asset Income and Growth Fund

NUVEEN CLOSED-END MUNICIPAL BOND FUNDS

Nuveen Select Tax-Free Income Portfolio

Nuveen Select Tax-Free Income Portfolio 2

Nuveen Select Tax-Free Income Portfolio 3

Nuveen California Select Tax-Free Income Portfolio

Nuveen New York Select Tax-Free Income Portfolio

Nuveen Municipal Value Fund, Inc.

Nuveen California Municipal Value Fund, Inc.

Nuveen New York Municipal Value Fund, Inc.

Nuveen Municipal Income Fund, Inc.

Nuveen Select Maturities Municipal Fund

Nuveen Premium Income Municipal Fund, Inc.

Nuveen Performance Plus Municipal Fund, Inc.

Nuveen California Performance Plus Municipal Fund, Inc.

Nuveen New York Performance Plus Municipal Fund, Inc.

Nuveen Municipal Advantage Fund, Inc.

Nuveen Municipal Market Opportunity Fund, Inc.

Nuveen California Municipal Market Opportunity Fund, Inc.

Nuveen Investment Quality Municipal Fund, Inc.

Nuveen California Investment Quality Municipal Fund, Inc.

Nuveen New York Investment Quality Municipal Fund, Inc.

Nuveen Quality Municipal Fund, Inc.

Nuveen New Jersey Investment Quality Municipal Fund, Inc.

Nuveen Pennsylvania Investment Quality Municipal Fund

Nuveen Select Quality Municipal Fund, Inc.

Nuveen California Select Quality Municipal Fund, Inc.

Nuveen New York Select Quality Municipal Fund, Inc.

Nuveen Quality Income Municipal Fund, Inc.

Nuveen Municipal Opportunity Fund, Inc.

Nuveen Michigan Quality Income Municipal Fund, Inc.

Nuveen Ohio Quality Income Municipal Fund, Inc.

Nuveen Texas Quality Income Municipal Fund

Nuveen California Quality Income Municipal Fund, Inc.

Nuveen New York Quality Income Municipal Fund, Inc.

Nuveen Premier Municipal Income Fund, Inc.

Nuveen Premier Municipal Opportunity Fund, Inc.

Nuveen Premium Income Municipal Fund 2, Inc.

Nuveen Arizona Premium Income Municipal Fund, Inc.

Nuveen Michigan Premium Income Municipal Fund, Inc.

Nuveen New Jersey Premium Income Municipal Fund, Inc.

Nuveen New York Premium Income Municipal Fund, Inc.

Nuveen Premium Income Municipal Fund 4, Inc.

Nuveen Maryland Premium Income Municipal Fund

Nuveen Massachusetts Premium Income Municipal Fund

Nuveen Pennsylvania Premium Income Municipal Fund 2

Nuveen Virginia Premium Income Municipal Fund

Nuveen Connecticut Premium Income Municipal Fund

Nuveen Georgia Premium Income Municipal Fund

Nuveen Missouri Premium Income Municipal Fund

Nuveen North Carolina Premium Income Municipal Fund

Nuveen California Premium Income Municipal Fund

Nuveen Premium Income Municipal Opportunity Fund

Nuveen Dividend Advantage Municipal Fund

Nuveen California Dividend Advantage Municipal Fund

Nuveen New York Dividend Advantage Municipal Fund

Nuveen Arizona Dividend Advantage Municipal Fund

Nuveen Connecticut Dividend Advantage Municipal Fund

Nuveen Maryland Dividend Advantage Municipal Fund

Nuveen Massachusetts Dividend Advantage Municipal Fund

Nuveen North Carolina Dividend Advantage Municipal Fund

Nuveen Virginia Dividend Advantage Municipal Fund

Nuveen California Dividend Advantage Municipal Fund 2

Nuveen Dividend Advantage Municipal Fund 2

Nuveen New Jersey Dividend Advantage Municipal Fund

Nuveen New York Dividend Advantage Municipal Fund 2

Nuveen Ohio Dividend Advantage Municipal Fund

Nuveen Pennsylvania Dividend Advantage Municipal Fund

Nuveen California Dividend Advantage Municipal Fund 3

Nuveen Dividend Advantage Municipal Fund 3

Nuveen Georgia Dividend Advantage Municipal Fund

Nuveen Maryland Dividend Advantage Municipal Fund 2

Nuveen Michigan Dividend Advantage Municipal Fund

Nuveen Ohio Dividend Advantage Municipal Fund 2

Nuveen North Carolina Dividend Advantage Municipal Fund 2

Nuveen Virginia Dividend Advantage Municipal Fund 2

Nuveen Dividend Advantage Municipal Income Fund

Nuveen New York Dividend Advantage Municipal Income Fund

Nuveen Arizona Dividend Advantage Municipal Fund 2

Nuveen Connecticut Dividend Advantage Municipal Fund 2

Nuveen New Jersey Dividend Advantage Municipal Fund 2

Nuveen Ohio Dividend Advantage Municipal Fund 3

Nuveen Pennsylvania Dividend Advantage Municipal Fund 2

Nuveen Arizona Dividend Advantage Municipal Fund 3

Nuveen Connecticut Dividend Advantage Municipal Fund 3

Nuveen Georgia Dividend Advantage Municipal Fund 2

Nuveen Maryland Dividend Advantage Municipal Fund 3

Nuveen North Carolina Dividend Advantage Municipal Fund 3

Nuveen AMT-Free Municipal Income Fund

Nuveen California AMT-Free Municipal Income Fund

Nuveen New York AMT-Free Municipal Income Fund

Nuveen Massachusetts AMT-Free Municipal Income Fund

Nuveen Municipal High Income Opportunity Fund

Nuveen Municipal High Income Opportunity Fund 2

Nuveen Municipal Value Fund 2

Nuveen Pennsylvania Municipal Value Fund

Nuveen California Municipal Value Fund 2

Nuveen New York Municipal Value Fund 2

Nuveen New Jersey Municipal Value Fund

Nuveen Enhanced Municipal Value Fund

NUVEEN OPEN-END FUNDS

Nuveen Municipal Trust

Nuveen All-American Municipal Bond Fund

Nuveen High Yield Municipal Bond Fund

Nuveen Inflation Protected Municipal Bond Fund

Nuveen Intermediate Duration Municipal Bond Fund

Nuveen Limited Term Municipal Bond Fund

Nuveen Multistate Trust I

Nuveen Arizona Municipal Bond Fund

Nuveen Colorado Municipal Bond Fund

Nuveen Maryland Municipal Bond Fund

Nuveen New Mexico Municipal Bond Fund

Nuveen Pennsylvania Municipal Bond Fund

Nuveen Virginia Municipal Bond Fund

Nuveen Multistate Trust II

Nuveen California High Yield Municipal Bond Fund

Nuveen California Municipal Bond Fund

Nuveen Connecticut Municipal Bond Fund

Nuveen Massachusetts Municipal Bond Fund

Nuveen New Jersey Municipal Bond Fund

Nuveen New York Municipal Bond Fund

Nuveen Multistate Trust III

Nuveen Georgia Municipal Bond Fund

Nuveen Louisiana Municipal Bond Fund

Nuveen North Carolina Municipal Bond Fund

Nuveen Tennessee Municipal Bond Fund

Nuveen Multistate Trust IV

Nuveen Kansas Municipal Bond Fund

Nuveen Kentucky Municipal Bond Fund

Nuveen Michigan Municipal Bond Fund

Nuveen Missouri Municipal Bond Fund

Nuveen Ohio Municipal Bond Fund

Nuveen Wisconsin Municipal Bond Fund

Nuveen Investment Trust

Nuveen Global Total Return Bond Fund

Nuveen Intelligent Risk Conservative Allocation Fund

Nuveen Intelligent Risk Growth Allocation Fund

Nuveen Intelligent Risk Moderate Allocation Fund

Nuveen Multi-Manager Large-Cap Value Fund

Nuveen NWQ Equity Income Fund

Nuveen NWQ Large-Cap Value Fund

Nuveen NWQ Multi-Cap Value Fund

Nuveen NWQ Small-Cap Value Fund

Nuveen NWQ Small/Mid-Cap Value Fund

Nuveen Tradewinds Value Opportunities Fund

Nuveen Investment Trust II

Nuveen Santa Barbara Dividend Growth Fund

Nuveen Santa Barbara Global Dividend Growth Fund

Nuveen Santa Barbara Global Growth Fund

Nuveen Santa Barbara Growth Fund

Nuveen Santa Barbara International Growth Fund

Nuveen Santa Barbara International Dividend Growth Fund

Nuveen Santa Barbara Long/Short Equity Fund

Nuveen Symphony International Equity Fund

Nuveen Symphony Large-Cap Growth Fund

Nuveen Symphony Large-Cap Value Fund

Nuveen Symphony Mid-Cap Core Fund

Nuveen Symphony Optimized Alpha Fund

Nuveen Symphony Small-Mid Cap Core Fund

Nuveen Tradewinds Emerging Markets Fund

Nuveen Tradewinds Global All-Cap Fund

Nuveen Tradewinds Global Resources Fund

Nuveen Tradewinds International Value Fund

Nuveen Tradewinds Japan Fund

Nuveen Tradewinds Small-Cap Opportunities Fund

Nuveen Winslow Large-Cap Growth Fund

Nuveen Investment Trust III

Nuveen Symphony Credit Opportunities Fund

Nuveen Symphony Floating Rate Income Fund

Nuveen Investment Trust V

Nuveen Preferred Securities Fund

Nuveen NWQ Flexible Income Fund

Nuveen Managed Accounts Portfolios Trust

Municipal Total Return Managed Accounts Portfolio

Enhanced Multi-Strategy Income Managed Accounts Portfolio

Nuveen Investment Funds, Inc.

Nuveen Core Plus Bond Fund

Nuveen Dividend Value Fund

Nuveen Equity Index Fund

Nuveen Global Infrastructure Fund

Nuveen High Income Bond Fund

Nuveen Inflation Protected Securities Fund

Nuveen Intermediate Government Bond Fund

Nuveen Intermediate Term Bond Fund

Nuveen International Fund

Nuveen International Select Fund

Nuveen Large Cap Growth Opportunities Fund

Nuveen Large Cap Select Fund

Nuveen Large Cap Value Fund

Nuveen Mid Cap Growth Opportunities Fund

Nuveen Mid Cap Index Fund

Nuveen Mid Cap Select Fund

Nuveen Mid Cap Value Fund

Nuveen Minnesota Intermediate Municipal Bond Fund

Nuveen Minnesota Municipal Bond Fund

Nuveen Nebraska Municipal Bond Fund

Nuveen Oregon Intermediate Municipal Bond Fund

Nuveen Quantitative Enhanced Core Equity Fund

Nuveen Real Asset Income Fund

Nuveen Real Estate Securities Fund

Nuveen Small Cap Growth Opportunities Fund

Nuveen Small Cap Index Fund

Nuveen Small Cap Select Fund

Nuveen Small Cap Value Fund

Nuveen Short Term Bond Fund Fund

Nuveen Short Term Municipal Bond Fund

Nuveen Tactical Market Opportunities Fund

Nuveen Strategic Income Fund

Nuveen Strategy Funds, Inc.

Nuveen Strategy Aggressive Growth Allocation Fund

Nuveen Strategy Growth Allocation Fund

Nuveen Strategy Balanced Allocation Fund

Nuveen Strategy Conservative Allocation Fund

BY:	/s/ Kathleen L. Prudhomme
Kathleen L. Prudhomme
Vice President and Assistant Secretary